Exhibit 99.4
[LETTERHEAD OF MORGAN JOSEPH TRIARTISAN LLC]
Board of Directors
Metropolitan Health Networks, Inc.
777 Yamato Road, Suite 510
Boca Raton, Florida 33431
Members of the Board:
Morgan Joseph TriArtisan LLC hereby consents to the use in the Registration Statement of Metropolitan Health Networks, Inc. on Form S-4 and in the Proxy Statement of Continucare Corporation, which is part of the Registration Statement, of our opinion dated June 26, 2011 appearing as Annex D to such Proxy Statement, and to the references thereto under the headings “SUMMARY -— Opinion of Metropolitan’s Financial Advisor” and “THE MERGER -— Opinion of Metropolitan’s Financial Advisor” therein. In giving such consent, we do not hereby admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
MORGAN JOSEPH TRIARTISAN LLC

By:	/s/ Mary Lou Malanoski
	Name:	Mary Lou Malanoski
	Title:	Vice Chair and Head of Investment Banking
July 8, 2011